Centrue Financial Corporation Announces 2015 Third Quarter Results

OTTAWA, IL -- (Marketwired - October 29, 2015) - Centrue Financial Corporation (NASDAQ: CFCB)

Highlights

  Net income for third quarter 2015 of $1.1 million.
  Total loans increased by $25.1 million or 4.28% from the second quarter of 2015 and $58.5 million or 10.57% from year-end 2014.
  Total securities increased $16.2 million or 8.16% from the second quarter 2015 and $73.2 million or 51.73% from the fourth quarter 2014.
  The Company registered with the SEC and its common stock trades on NASDAQ with the ticker symbol of CFCB.
  Share data has been restated for prior periods to account for a 1:30 reverse stock split that was effective May 28, 2015.

Centrue Financial Corporation (the "Company" or "Centrue") (NASDAQ: CFCB), parent company of Centrue Bank, reported third quarter net income of $1.1 million, or $0.11 per common diluted share, compared to net income of $0.6 million or ($1.41) per common diluted share for the third quarter of 2014. For the first nine months of 2015, the Company reported net income of $4.0 million, or $3.68 per common diluted share, as compared to net income of $1.5 million, or ($5.68) per common diluted share, for the same period in 2014. Impacting net income and earnings per share for the first nine months of 2015 was a $1.8 million gain on debt extinguishment recorded in the first quarter that resulted from the Company settling its senior and subordinated debt as part of its recapitalization.

Commenting on the third quarter, the Company's President & CEO, Kurt R. Stevenson, stated, "We continued to experience positive momentum in several key areas including growth in quality loans and core deposits and improved asset quality metrics. As a result of these strong core fundamentals, we again saw an increase in earnings per share. This, coupled with our recent NASDAQ listing, is consistent with our objective of enhanced shareholder value."

Securities
Total securities equaled $214.7 million at September 30, 2015, representing an increase of $73.2 million, or 51.73%, from December 31, 2014 and from the same quarter in 2014. The net increase from third quarter 2014 was related to putting proceeds from the fourth quarter 2014 bulk asset sale and first quarter recapitalization to work above the amount of normal amortization of the portfolio during the period.

Loans
Total loans equaled $612.1 million, representing an increase of $58.5 million, or 10.57%, from December 31, 2014 and an increase of $36.3 million, or 6.31%, from the same period-end in 2014. The net increase from fourth quarter 2014 was related to a combination of new organic loan growth and normal seasonal line draws. Third quarter of 2014 was prior to the Company's bulk asset sale in the fourth quarter of 2014 which resulted in the sale of $35.2 million in troubled assets. Competition for new commercial loan opportunities and loan renewals continues to be strong and pressures loan yields.

Funding and Liquidity
Total deposits equaled $709.5 million, representing an increase of $10.7 million, or 1.53%, from December 31, 2014 and a decrease of $19.4 million, or 2.66%, from third quarter 2014. Core deposits increased $20.9 million, or 4.25%, and $19.5 million, or 3.95% from December 31, 2014 and September 30, 2014, respectively. Core deposits total $513.0 million or 72.3% of deposits. The net increase from fourth quarter 2014 was largely related to initiatives aimed at deepening deposit relationships with loan customers and a general increase in deposits from existing account holders as noncore and brokered time deposits matured and were not replaced.

Credit Quality
The key credit quality metrics are as follows:

  The allowance for loan losses to total loans was 1.37% at September 30, 2015, compared to 1.44% at December 31, 2014 and 2.23% at September 30, 2014.
  The coverage ratio (allowance for loan losses to nonperforming loans) was 139.24% at September 30, 2015, compared to 102.99% at December 31, 2014 and 54.32% at September 30, 2014.
  There was no provision for loan losses taken for the third quarter of 2015 compared to $4.9 million in the fourth quarter 2014 and $0.7 million recorded in the third quarter of 2014. The third quarter of 2015 provision level decrease was driven by decreased levels of nonperforming loans and stabilizing collateral values on troubled loans.
  Net loan charge-offs for the third quarter of 2015 were $0.2 million, or 0.04% of average loans, compared with $9.8 million, or 1.22% of average loans, for the fourth quarter of 2014 and $0.3 million, or 0.05% of average loans, for the third quarter of 2014.
  Nonperforming loans (nonaccrual, 90 days past due and troubled debt restructures) decreased to $6.0 million at September 30, 2015, from $7.7 million at December 31, 2014 and $23.7 million at September 30, 2014. The level of nonperforming loans to end of period loans was 0.99% at September 30, 2015, compared to 1.40% at December 31, 2014 and 4.11% at September 30, 2014.
  Other real estate owned decreased to $9.8 million for September 30, 2015 from $10.3 million at December 31, 2014 and $20.2 million at September 30, 2014.
  Nonperforming assets (nonaccrual, 90 days past due, troubled debt restructures and OREO) decreased to $15.8 million at September 30, 2015, from $18.0 million at December 31, 2014 and $43.9 million held at September 30, 2014. The ratio of nonperforming assets to total assets was 1.67% at September 30, 2015, 2.20% at December 31, 2014 and 5.14% at September 30, 2014.
  Classified loans (loans designated as Substandard or Doubtful) equaled $10.4 million at September 30, 2015, compared to $13.8 million at December 31, 2014 and $30.6 million at September 30, 2014.
  The past due ratio was 1.47% at September 30, 2015 compared to 0.94% at December 31, 2014 and 2.55% at September 30, 2014.

Net Interest Margin
The Company's net interest margin was 3.34% for the third quarter of 2015, representing an increase of one basis point from 3.33% reported in the third quarter of 2014. The improvement in the net interest margin is being driven by the addition of new earning assets, decreasing cost of funds, and the reduction nonperforming loans.

Noninterest Income and Expense
Noninterest income totaled $3.2 million for both the third quarter September 30, 2015 and 2014. Excluding gains related to the sale of OREO, securities and other nonrecurring income, noninterest income decreased $0.1 million or 3.85%. This $0.1 million decrease was mainly due to a decrease in service charge income and mortgage banking income. For the nine months ended September 30, 2015, noninterest income was flat at $9.8 million when compared to the same time period in 2014. When excluding the same items as above, year-to-date noninterest income decreased $0.5 million in comparison to the same period in 2014. This $0.5 million decrease in noninterest income is for the same reasons as stated above.

Noninterest expense for the third quarter of 2015 was $8.8 million, compared to $8.0 million for the same period in 2014. Excluding OREO valuation adjustments taken in both periods and other nonrecurring expenses, noninterest expense levels increased by $0.2 million, or 2.63%. This $0.2 million increase in expense was largely in the salary and benefits category. For the nine months ended September 30, 2015, noninterest expense was $25.0 million compared to $24.2 million for the nine months ended September 30, 2014. When excluding OREO valuation adjustments and other nonrecurring expenses taken in both periods, noninterest expense increased $0.5 million mainly for the same reason as stated for the quarter.

Capital Management
Starting in 2015, the new Basel III capital rules are in effect. Along with these new capital rules came a new capital ratio called the common equity tier I capital ratio. The following table presents the regulatory capital ratios as of September 30, 2015 and December 31, 2014.

                                 Centrue Financial          Centrue Bank
                               ---------------------   ---------------------
                                 Sep 30,    Dec 31,      Sep 30,    Dec 31,
                                  2015       2014         2015       2014
                               ---------- ----------   ---------- ----------
Capital ratios:
Total risk-based capital           15.71%      9.64%       15.50%     11.84%
Common equity tier 1 capital       11.43%         NA       14.34%         NA
Tier 1 risk-based capital          14.55%      6.85%       14.34%     10.59%
Tier 1 leverage ratio              11.49%      4.93%       11.31%      7.61%

About the Company
Centrue Financial Corporation is a regional financial services company headquartered in Ottawa, Illinois and devotes special attention to personal service. The Company serves a market area which extends from the far western and southern suburbs of the Chicago metropolitan area across Central Illinois down to the metropolitan St. Louis area.

Further information about the Company is available at its website at http://www.centrue.com.

Forward Looking Statements
This release contains certain forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market areas; the Company's implementation of new technologies; the Company's ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Accompanying Financial Statements and Tables

  Unaudited Selected Quarterly Consolidated Financial Data

Centrue Financial Corporation
Unaudited Selected Quarterly Consolidated Financial Data
(In Thousands, Except Per Share Data)

                                          Quarters Ended
                      -----------------------------------------------------
                        9/30/15    6/30/15    3/31/15   12/31/14    9/30/14
                      ---------- ---------- ---------- ---------  ---------
Balance Sheet
 Assets
  Cash and cash
   equivalents        $   45,686 $   35,732 $   66,639 $  49,167  $  58,128
  Securities             214,701    198,463    166,340   141,473    141,538
  Loans held for sale        214        169        321       364        300
  Loans                  611,918    586,809    569,427   553,200    575,560
  Allowance for loan
   losses                 (8,403)    (8,645)    (7,995)   (7,981)   (12,863)
                      ---------- ---------- ---------- ---------  ---------
  Loans, net of
   allowance             603,515    578,164    561,432   545,219    562,697
  Other real estate
   owned                   9,755      9,777      9,996    10,256     20,220
  Other assets            69,805     68,710     68,840    70,610     71,207
                      ---------- ---------- ---------- ---------  ---------
    Total assets         943,676    891,015    873,568   817,089    854,090
 Liabilities and
  stockholders'
  equity
  Deposits               709,535    700,118    712,673   698,824    728,940
  Non-deposit funding    144,757    103,454     72,851    77,829     79,162
  Other liabilities        5,636      4,615      5,094    10,108      9,423
                      ---------- ---------- ---------- ---------  ---------
    Total liabilities    859,928    808,187    790,618   786,761    817,525
  Stockholders'
   equity                 83,748     82,828     82,950    30,328     36,565
                      ---------- ---------- ---------- ---------  ---------
    Total liabilities
     and
     stockholders'
     equity           $  943,676 $  891,015 $  873,568 $ 817,089  $ 854,090
                      ========== ========== ========== =========  =========
Statement of Income
  Interest income     $    7,336 $    7,007 $    6,734 $   6,747  $   6,947
  Interest expense           599        561        694       771        871
                      ---------- ---------- ---------- ---------  ---------
  Net interest income      6,737      6,446      6,040     5,976      6,076
  Provision for loan
   losses                      -          -          -     4,927        675
                      ---------- ---------- ---------- ---------  ---------
  Net interest income
   after provision
   for loan losses         6,737      6,446      6,040     1,049      5,401
  Noninterest income       3,238      2,576      4,027     2,990      3,204
  Noninterest expense      8,842      7,953      8,183    10,055      8,032
                      ---------- ---------- ---------- ---------  ---------
  Income (loss)
   before income
   taxes                   1,133      1,069      1,884    (6,016)       573
  Income tax expense          45         16         17         -          -
                      ---------- ---------- ---------- ---------  ---------
  Net income (loss)   $    1,088 $    1,053 $    1,867 $  (6,016) $     573
                      ========== ========== ========== =========  =========
  Net income (loss)
   for common
   stockholders (1)   $      693 $    1,053 $   14,529 $  (7,000) $    (235)
                      ========== ========== ========== =========  =========
Per Share
  Diluted earnings
   (loss) per common
   share (1)                0.11       0.16      65.60    (46.32)     (1.41)
  Book value per
   common share       $    12.51 $    12.37 $    12.39 $  (32.93) $    8.34
  Weighted average
   common shares
   outstanding         6,485,218  6,484,457    221,492   151,122    166,641
  Common shares
   outstanding         6,485,218  6,485,218  6,484,455   151,122    151,122
 Earnings Performance
  Return on average
   total assets             0.47%      0.49%      0.91%    (2.85)%     0.26%
  Return on average
   stockholders'
   equity                   5.17       5.08      24.16    (65.13)      6.24
  Net interest margin       3.34       3.48       3.44      3.37       3.33
  Efficiency ratio
   (2)                     80.16      83.83      92.20     93.00      82.31
  Bank net interest
   margin                   3.40       3.56       3.58      3.51       3.46
 Asset Quality
  Nonperforming
   assets to total
   end of period
   assets                   1.67%      1.80%      1.99%     2.20%      5.14%
  Nonperforming loans
   to total end of
   period loans             0.99       1.06       1.29      1.40       4.11
  Net loan charge-
   offs (recoveries)
   to total average
   loans                    0.04      (0.11)         -      1.22       0.05
  Allowance for loan
   losses to total
   end of period
   loans                    1.37       1.47       1.40      1.44       2.23
  Allowance for loan
   losses to
   nonperforming
   loans                  139.24     139.01     108.85    102.99      54.32
  Nonperforming loans $    6,035 $    6,219 $    7,345 $   7,749  $  23,678
  Nonperforming
   assets                 15,790     15,996     17,341    18,005     43,898
  Net loan charge-
   offs (recoveries)         242       (650)       (14)    9,809        273
 Capital
  Total risk-based
   capital ratio           15.71%     16.41%     16.84%     9.64%     10.18%
  Common equity tier
   1 risk-based
   capital ratio           11.43      11.88      12.22        NM         NM
  Tier 1 leverage
   ratio                   11.49      12.14      12.45      4.93       5.52

(1) Net income for common stockholders was significantly impacted by a GAAP requirement that any discount received on preferred stock redemption be attributed back to common stockholders. This non-recurring item reflects the retirement of the Series C Preferred Stock for $19 million which had outstanding par value of $32.7 million and $12.0 million of unpaid dividends, resulting in the $25.7 million addition to net income for common stockholders. This impacts the earnings per share but does not impact the income statement, book value or any of the earnings performance ratios.

(2) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provisions for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.

Contact:
Daniel R. Kadolph
Chief Financial Officer
Centrue Financial Corporation
daniel.kadolph@centrue.com
(815) 431-2838